SEACOAST REPORTS THIRD QUARTER 2025 RESULTS
Strong Organic Growth in Both Deposit and Loan Outstandings
Completed Acquisition of Heartland Bancshares, Inc.
Continued Robust Capital and Liquidity Position

STUART, Fla., October 27, 2025 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the third quarter of 2025 of $36.5 million, or $0.42 per diluted share, compared to $42.7 million, or $0.50 per diluted share, in the second quarter of 2025 and $30.7 million, or $0.36 per diluted share, in the third quarter of 2024. For the nine months ended September 30, 2025 and 2024, net income was $110.6 million, or $1.28 per diluted share, and $86.9 million, or $1.02 per diluted share, respectively.
Adjusted net income1 for the third quarter of 2025 was $45.2 million, or $0.52 per diluted share, compared to $44.5 million, or $0.52 per diluted share, in the second quarter of 2025 and $30.5 million, or $0.36 per diluted share, in the third quarter of 2024. For the nine months ended September 30, 2025 and 2024, adjusted net income1 was $121.7 million, or $1.41 per diluted share, and $91.9 million, or $1.08 per diluted share, respectively.
Third Quarter 2025 Highlights
•Net income, which included $10.8 million in merger-related charges, increased 19% from the prior year quarter to $36.5 million, or $0.42 per share.
•Adjusted net income1 increased 48% from the prior year quarter to $45.2 million, or $0.52 per share.
•7% annualized organic deposit growth.
•8% annualized organic loan growth.
•Tangible book value per share of $17.61, representing a 9% increase year over year, well overcoming the dilutive effect of the Heartland acquisition.
•Continued industry-leading strength in capital and liquidity.
Charles M. Shaffer, Seacoast's Chairman and CEO, stated, “Our competitive transformation is being realized and is delivering exceptional results. In the third quarter, we sustained strong momentum in growing net interest income, driven by very strong performance in both loan and deposit growth.”

Shaffer added, “Strategic investments in high quality bankers have fueled robust loan production and pipeline expansion, contributing to consistent gains across our diversified revenue streams—including treasury management, wealth management, and insurance agency income. We remain steadfast in our disciplined approach to credit, and our balance sheet ranks among the strongest in the industry, with a tangible common equity to tangible assets ratio rising to 9.76% and a Tier 1 capital ratio of 14.5% as of September 30, 2025.”

Shaffer concluded, “We’re pleased to have closed The Villages Bancorporation, Inc. acquisition on October 1, 2025, which, combined with the closing of our Heartland Bancshares, Inc. acquisition in July of 2025, will position us for even stronger profitability measures and earnings in the periods ahead.”

Pre-tax pre-provision earnings1 were $55.9 million in the third quarter of 2025 and included $10.8 million in merger-related charges. Pre-tax pre-provision earnings1 in the third quarter of 2025 decreased $4.3 million, or 7%, compared to the second quarter of 2025 and increased $9.8 million, or 21%, compared to the third quarter of 2024. For the nine months ended September 30, 2025 and 2024, pre-tax pre-provision earnings1 were $166.7 million and $126.3 million, respectively. Adjusted pre-tax pre-provision earnings1 were $67.2 million in the third quarter of 2025, an increase of $4.6 million, or 7%, compared to the second quarter of 2025 and an increase of $20.8 million,
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

or 45%, compared to the third quarter of 2024. For the nine months ended September 30, 2025 and 2024, adjusted pre-tax pre-provision earnings1 were $181.5 million and $133.4 million, respectively.

For the third quarter of 2025, return on average tangible assets was 1.04% and return on average tangible shareholders' equity was 10.70%, compared to 1.24% and 12.82%, respectively, in the prior quarter, and 0.99% and 10.31%, respectively, in the prior year quarter. For the nine months ended September 30, 2025, return on average tangible assets was 1.09% and return on average tangible shareholders' equity was 11.23%. For the nine months ended September 30, 2024, return on average tangible assets was 0.96% and return on average tangible shareholders' equity was 10.21%. Adjusted return on average tangible assets1 in the third quarter of 2025 was 1.26% and adjusted return on average tangible shareholders' equity1 was 12.98%, compared to 1.29% and 13.31%, respectively, in the prior quarter, and 0.98% and 10.27%, respectively, in the prior year quarter. For the nine months ended September 30, 2025, adjusted return on average tangible assets1 was 1.19% and adjusted return on average tangible shareholders' equity1 was 12.25%. For the nine months ended September 30, 2024, adjusted return on average tangible assets1 was 1.01% and adjusted return on average tangible shareholders' equity1 was 10.72%.

Acquisitions Update
On July 11, 2025, the Company completed its acquisition of Heartland Bancshares, Inc. (“Heartland”), adding approximately $153.3 million in loans and $705.2 million in deposits, along with four branches in Central Florida. Integration activities, including system conversion, were also completed in the third quarter of 2025.

On October 1, 2025, the Company completed its acquisition of Villages Bancorporation, Inc (“VBI”). This transformative transaction expands the Company’s presence in North Central Florida and into The Villages® community, adding 19 branches and approximately $4 billion in assets. VBI’s future growth potential and low loan-to-deposit ratio provide significant opportunity for expansive growth throughout the Seacoast footprint. Full integration and system conversion activities are expected to be completed in the third quarter of 2026.

Financial Results
Income Statement
•Net income in the third quarter of 2025 was $36.5 million, or $0.42 per diluted share, compared to $42.7 million, or $0.50 per diluted share, in the prior quarter and $30.7 million, or $0.36 per diluted share, in the prior year quarter. Adjusted net income1 for the third quarter of 2025 was $45.2 million, or $0.52 per diluted share, compared to $44.5 million, or $0.52 per diluted share, for the prior quarter, and $30.5 million, or $0.36 per diluted share, for the prior year quarter.
•Net revenues were $157.3 million in the third quarter of 2025, an increase of $5.9 million, or 4%, compared to the prior quarter, and an increase of $26.9 million, or 21%, compared to the prior year quarter. Adjusted net revenues1 were $158.6 million in the third quarter of 2025, an increase of $6.8 million, or 4%, compared to the prior quarter, and an increase of $28.1 million, or 22%, compared to the prior year quarter.
•Pre-tax pre-provision earnings1 were $55.9 million in the third quarter of 2025 and included $10.8 million in merger-related charges. Pre-tax pre-provision earnings1 in the third quarter of 2025 decreased $4.3 million, or 7%, compared to the second quarter of 2025 and increased $9.8 million, or 21%, compared to the third quarter of 2024. Adjusted pre-tax pre-provision earnings1 were $67.2 million in the third quarter of 2025, an increase of $4.6 million, or 7%, compared to the second quarter of 2025 and an increase of $20.8 million, or 45%, compared to the third quarter of 2024.
•Net interest income totaled $133.5 million in the third quarter of 2025, an increase of $6.6 million, or 5%, compared to the prior quarter, and an increase of $26.8 million, or 25%, compared to the third quarter of 2024. The increase was largely driven by growing loan and securities balances. Interest income on loans increased by $4.8 million in the third quarter of 2025, reflecting continued strong loan production. Securities income increased $3.5 million, or 11%, with year-to-date purchases at higher yields. Included in loan interest income was accretion on acquired loans of $9.5 million in the third quarter of 2025, $10.6 million in the second quarter
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

of 2025, and $9.2 million in the third quarter of 2024. Interest expense on deposits increased $2.5 million, or 6%, compared to the prior quarter, and decreased $8.8 million, or 17%, compared to the third quarter of 2024. The increase from prior quarter reflects higher balances through both organic growth and from the Heartland acquisition. Interest expense on borrowed money decreased $1.0 million, or 9%, compared to the prior quarter, and increased $3.3 million, or 51%, compared to third quarter of 2024. The decrease from the prior quarter reflects a partial repayment of wholesale borrowings during the quarter and the increase from the prior year quarter is largely due to higher short-term borrowings used to fund strategic purchases of securities in advance of the Heartland and Villages acquisitions.
•Net interest margin decreased one basis point to 3.57% in the third quarter of 2025 compared to 3.58% in the second quarter of 2025. Excluding the effects of accretion on acquired loans, net interest margin expanded three basis points to 3.32% in the third quarter of 2025 compared to 3.29% in the second quarter of 2025. Loan yields were 5.96%, a decrease of two basis points from the prior quarter. Securities yields increased five basis points to 3.92%, compared to 3.87% in the prior quarter. While the cost of deposits increased one basis point from 1.80% in the prior quarter to 1.81% in the third quarter of 2025, the cost of funds declined three basis points to 1.96% quarter over quarter.
•The provision for credit losses was $8.4 million in the third quarter of 2025, largely the result of organic growth in loans. The acquisition of Heartland resulted in a day-one provision of $1.9 million. Allowance coverage of 1.34% remains flat compared to June 30, 2025.
•Noninterest income totaled $23.8 million in the third quarter of 2025, a decrease of $0.7 million, or 3%, compared to the prior quarter, and an increase of $0.1 million, or 1%, compared to the prior year quarter. Results for the third quarter of 2025 included $0.8 million in realized losses on securities. Other changes compared to the second quarter of 2025 included:
•Service charges on deposits totaled $6.2 million, an increase of $0.7 million, or 12% from the prior quarter, and an increase of $0.8 million, or 14%, from the prior year quarter. Our investments in talent and significant market expansion have resulted in continued growth in treasury management services to commercial customers.
•Wealth management income totaled $4.6 million, an increase of $0.4 million, or 9%, from the prior quarter and an increase of $0.7 million, or 19%, from the prior year quarter. Assets under management have grown 24% year over year. The wealth management division delivered record growth, adding $258.1 million in new assets under management in the third quarter of 2025, the highest quarterly result in the division’s history.
•Bank Owned Life Insurance income totaled $3.9 million, an increase of $0.5 million, or 15%, from the prior quarter and an increase of $1.3 million, or 50% from the prior year quarter. Death benefit payouts totaled $1.3 million in the third quarter of 2025 and $0.9 million in the second quarter of 2025.
•Other income totaled $6.0 million, a decrease of $1.5 million, or 20%, from the prior quarter and a decrease of $1.9 million, or 24%, from the prior year quarter. The second quarter of 2025 included $3.0 million in tax refunds related to a prior bank acquisition. The resulting comparative decline was partially offset by higher gains on SBA loan sales and higher loan swap fees.
•Noninterest expense was $102.0 million in the third quarter of 2025, an increase of $10.3 million, or 11%, compared to the prior quarter, and an increase of $17.2 million, or 20%, compared to the prior year quarter. Merger-related charges totaled $10.8 million in the third quarter of 2025, compared to $2.4 million in the prior quarter. Results in the third quarter of 2025 included:
•Salaries and wages totaled $46.3 million, an increase of $1.9 million, or 4%, from the prior quarter and an increase of $5.6 million, or 14%, from the prior year quarter. The increase from the prior quarter
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

reflects the continued expansion of the footprint, including the completion of the acquisition of Heartland, and higher performance driven incentive compensation.
•Employee benefits totaled $7.4 million, a decrease of $0.7 million, or 9%, from the prior quarter and an increase of $0.4 million, or 6%, from the prior year quarter.
•Outsourced data processing costs totaled $9.3 million, an increase of $0.8 million, or 10%, from the prior quarter and an increase of $1.3 million, or 17%, from the prior year quarter. The increase from the prior quarter reflects higher transaction volume and growth in customers, including from the acquisition of Heartland.
•Occupancy costs totaled $7.6 million, an increase of $0.1 million, or 2%, compared to the prior quarter and an increase of $0.5 million, or 7%, from the prior year quarter, largely due to growth in the branch network.
•Marketing expenses totaled $2.5 million, reflecting a decrease of $0.4 million, or 15%, compared to the prior quarter and a decrease of $0.2 million, or 8%, from the prior year quarter.
•Legal and professional fees totaled $1.7 million, a decrease of $0.4 million, or 19%, compared to the prior quarter and a decrease of $1.0 million, or 38%, from the prior year quarter. Changes between quarters are largely associated with the timing of various projects.
•Amortization of intangibles increased $0.9 million with the addition of $20.9 million in core deposit intangible assets from the Heartland acquisition. These assets will be amortized using an accelerated amortization method over approximately 10 years.
•Merger-related costs totaled $10.8 million in the third quarter of 2025 and $2.4 million in the second quarter of 2025.
•Seacoast recorded $10.5 million of income tax expense in the third quarter of 2025, compared to $12.6 million in the second quarter of 2025, and $8.6 million in the third quarter of 2024. Tax benefits related to stock-based compensation were immaterial in each period.
•The efficiency ratio was 60.66% in the third quarter of 2025, compared to 56.95% in the second quarter of 2025 and 59.84% in the prior year quarter. The adjusted efficiency ratio1, which excludes merger-related charges, improved to 53.84% in the third quarter of 2025, compared to 55.36% in the second quarter of 2025 and 59.84% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•At September 30, 2025, the Company had total assets of $16.7 billion and total shareholders' equity of $2.4 billion. Book value per share was $27.07 as of September 30, 2025, compared to $26.43 as of June 30, 2025, and $25.68 as of September 30, 2024. Tangible book value per share was $17.61 as of September 30, 2025, compared to $17.19 as of June 30, 2025, and $16.20 as of September 30, 2024. Year over year tangible book value per share increased 9%, overcoming the dilutive impact of the Heartland acquisition.
•Debt securities totaled $3.8 billion as of September 30, 2025, an increase of $331.2 million compared to June 30, 2025. Debt securities as of September 30, 2025 included approximately $3.2 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $598.6 million in securities classified as held-to-maturity with a fair value of $498.4 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity. During the third quarter of 2025, the Company purchased approximately $385 million of primarily agency mortgage-backed securities with an average yield of 5.03%.
•Loans increased $355.3 million, or 13% annualized during the third quarter of 2025, totaling $11.0 billion as of September 30, 2025. Annualized organic loan growth, after excluding Heartland, was 8%. The Company
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

continues to exercise a disciplined approach to lending and is benefiting from the investments made in recent years to attract talent from large regional and national banks across its markets.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $1.2 billion as of September 30, 2025, compared to $920.9 million at June 30, 2025 and $831.1 million at September 30, 2024.
•Commercial pipelines were $1.1 billion as of September 30, 2025, compared to $861.2 million at June 30, 2025, and $773.5 million at September 30, 2024.
•Saleable residential pipelines were $21.3 million as of September 30, 2025, compared to $14.4 million at June 30, 2025, and $11.2 million at September 30, 2024. Retained residential pipelines were $19.9 million as of September 30, 2025, compared to $29.2 million at June 30, 2025, and $21.9 million at September 30, 2024.
•Consumer pipelines were $20.3 million as of September 30, 2025, compared to $16.2 million at June 30, 2025 and $24.4 million at September 30, 2024.
•Total deposits were $13.1 billion as of September 30, 2025, an increase of $592.7 million, or 19% annualized, when compared to June 30, 2025. This increase includes $705.2 million in deposits from the acquisition of Heartland and $212.3 million in organic growth, offset by a $325.7 million decline in brokered deposits. Organic growth includes $80.4 million in noninterest bearing deposits.
•7% annualized organic deposit growth in the third quarter of 2025.
•The cost of deposits increased one basis point from 1.80% in the prior quarter to 1.81% in the third quarter of 2025.
•At September 30, 2025, customer transaction account balances represented 48% of total deposits. The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits.
•Consumer deposits represent 41% of overall deposit funding with an average consumer customer balance of $25 thousand. Commercial deposits represent 59% of overall deposit funding with an average business customer balance of $114 thousand.
•Federal Home Loan Bank advances totaled $690.0 million at September 30, 2025 with a weighted-average interest rate of 4.04%, compared to advances outstanding of $715.0 million at June 30, 2025 with a weighted-average interest rate of 4.15%.
Asset Quality
•The ratio of criticized and classified loans to total loans was 2.50% at September 30, 2025, compared to 2.39% at June 30, 2025, and 2.59% at September 30, 2024.
•Nonperforming loans were $60.6 million at September 30, 2025, compared to $64.2 million at June 30, 2025, and $80.9 million at September 30, 2024. Nonperforming loans to total loans outstanding were 0.55% at September 30, 2025, 0.61% at June 30, 2025, and 0.79% at September 30, 2024.
•Accruing past due loans were $20.3 million, or 0.19% of total loans, at September 30, 2025, compared to $14.2 million, or 0.13% of total loans, at June 30, 2025, and $50.7 million, or 0.50% of total loans, at September 30, 2024.
•Nonperforming assets to total assets were 0.39% at September 30, 2025, compared to 0.44% at June 30, 2025, and 0.58% at September 30, 2024.
•The ratio of allowance for credit losses to total loans was 1.34% at September 30, 2025, 1.34% at June 30, 2025, and 1.38% at September 30, 2024.
•Net charge-offs were $3.2 million in the third quarter of 2025, or 12 basis points annualized, compared to $2.5 million in the second quarter of 2025 and $7.4 million in the third quarter of 2024.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

average loan size is $435 thousand, and the average commercial loan size is $871 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of September 30, 2025 at 34% and 236% of total bank-level risk-based capital2, respectively, compared to 35% and 239%, respectively, at June 30, 2025. On a consolidated basis and as of September 30, 2025, construction and land development and commercial real estate loans represent 32% and 223%, respectively, of total consolidated risk-based capital2.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at September 30, 2025 of 14.5%2 compared to 14.6% at June 30, 2025, and 14.8% at September 30, 2024. The Total capital ratio was 15.9%2, the Common Equity Tier 1 capital ratio was 13.9%2, and the Tier 1 leverage ratio was 10.9%2 at September 30, 2025. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at September 30, 2025 totaled $306.0 million.
•The Company’s loan-to-deposit ratio was 83.8% at September 30, 2025, which should continue to provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.76% at September 30, 2025, compared to 9.75% at June 30, 2025, and 9.64% at September 30, 2024. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 9.30% at September 30, 2025.
•At September 30, 2025, in addition to $306.0 million in cash, the Company had $6.1 billion in available borrowing capacity, including $3.4 billion in available collateralized lines of credit, $2.3 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2Estimated

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24
Selected balance sheet data:
Gross loans	$10,964,173	$10,608,824	$10,443,021	$10,299,950	$10,205,281
Total deposits	13,090,319	12,497,598	12,574,796	12,242,427	12,243,585
Total assets	16,676,904	15,944,955	15,732,485	15,176,308	15,168,371
Performance measures:
Net income	$36,467	$42,687	$31,464	$34,085	$30,651
Net interest margin	3.57%	3.58%	3.48%	3.39%	3.17%
Pre-tax pre-provision earnings[1]	$55,887	$60,236	$50,590	$47,858	$46,086
Average diluted shares outstanding	87,425	85,479	85,388	85,302	85,069
Diluted earnings per share (EPS)	0.42	0.50	0.37	0.40	0.36
Return on (annualized):
Average assets (ROA)	0.88%	1.08%	0.83%	0.89%	0.81%
Average tangible assets (ROTA)[2]	1.04	1.24	0.98	1.06	0.99
Average tangible common equity (ROTCE)[2]	10.70	12.82	10.17	10.90	10.31
Tangible common equity to tangible assets[2]	9.76	9.75	9.58	9.60	9.64
Tangible book value per share[2]	$17.61	$17.19	$16.71	$16.12	$16.20
Efficiency ratio	60.66%	56.95%	60.28%	56.26%	59.84%
Adjusted operating measures[1]:
Adjusted net income	$45,164	$44,466	$32,102	$40,556	$30,511
Adjusted pre-tax pre-provision earnings	67,190	62,627	51,686	56,610	46,390
Adjusted diluted EPS	0.52	0.52	0.38	0.48	0.36
Adjusted ROA	1.09%	1.13%	0.85%	1.06%	0.81%
Adjusted ROTA[2]	1.26	1.29	1.00	1.24	0.98
Adjusted ROTCE[2]	12.98	13.31	10.35	12.74	10.27
Adjusted efficiency ratio	53.84	55.36	59.53	56.07	59.84
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.16%	2.25%	2.33%	2.19%	2.19%
Other data:
Market capitalization[3]	$2,673,449	$2,373,871	$2,202,958	$2,355,679	$2,277,003
Full-time equivalent employees	1,601	1,522	1,518	1,504	1,493
Number of ATMs	103	98	98	96	96
Full-service banking offices	84	79	79	77	77

[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on October 28, 2025, at 10:00 a.m. (Eastern Time) to discuss the third quarter of 2025 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 6579709). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $16.7 billion in assets and $13.1 billion in deposits as of September 30, 2025. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 103 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. 19 branches recently acquired in The Villages® community and in North Central Florida will operate under the name Citizens First Bank until Seacoast’s system conversion takes place in 2026. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as

well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of continued changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; government actions or inactions, including a prolonged shutdown of the federal government, a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
The risks relating to the mergers with Heartland Bancshares, Inc. and Villages Bancorporation, Inc. include, without limitation: the diversion of management's time on issues related to the mergers; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk;

any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine months ended

(Amounts in thousands, except ratios and per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24

Summary of Earnings
Net income	$36,467	$42,687	$31,464	$34,085	$30,651	$110,618	$86,901
Adjusted net income[1]	45,164	44,466	32,102	40,556	30,511	121,732	91,920
Net interest income[2]	133,906	127,295	118,857	116,115	106,975	380,058	316,930
Net interest margin[2,3]	3.57%	3.58%	3.48%	3.39%	3.17%	3.55%	3.19%
Pre-tax pre-provision earnings[1]	55,887	60,236	50,590	47,858	46,086	166,713	126,315
Adjusted pre-tax pre-provision earnings[1]	67,190	62,627	51,686	56,610	46,390	181,503	133,393

Performance Ratios
Return on average assets-GAAP basis[3]	0.88%	1.08%	0.83%	0.89%	0.81%	0.93%	0.78%
Adjusted return on average assets[1,3]	1.09	1.13	0.85	1.06	0.81	1.02	0.83
Return on average tangible assets-GAAP basis[3,4]	1.04	1.24	0.98	1.06	0.99	1.09	0.96
Adjusted return on average tangible assets[1,3,4]	1.26	1.29	1.00	1.24	0.98	1.19	1.01
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.16	2.25	2.33	2.19	2.19	2.24	2.20
Return on average shareholders' equity-GAAP basis[3]	6.17	7.60	5.76	6.16	5.62	6.51	5.44
Return on average tangible common equity-GAAP basis[3,4]	10.70	12.82	10.17	10.90	10.31	11.23	10.21
Adjusted return on average tangible common equity[1,3,4]	12.98	13.31	10.35	12.74	10.27	12.25	10.72
Efficiency ratio[5]	60.66	56.95	60.28	56.26	59.84	59.29	62.24
Adjusted efficiency ratio[1]	53.84	55.36	59.53	56.07	59.84	56.13	60.39
Noninterest income to total revenue (excluding securities gains/losses)	15.59	16.18	15.65	18.02	18.05	15.81	17.27
Tangible common equity to tangible assets[4]	9.76	9.75	9.58	9.60	9.64	9.76	9.64
Average loan-to-deposit ratio	82.99	85.21	84.23	83.14	83.79	84.12	83.80
End of period loan-to-deposit ratio	83.84	84.96	83.17	84.27	83.44	83.84	83.44

Per Share Data
Net income diluted-GAAP basis	$0.42	$0.50	$0.37	$0.40	$0.36	$1.28	$1.02
Net income basic-GAAP basis	0.42	0.50	0.37	0.40	0.36	1.30	1.03
Adjusted earnings[1]	0.52	0.52	0.38	0.48	0.36	1.41	1.08

Book value per share common	27.07	26.43	26.04	25.51	25.68	27.07	25.68
Tangible book value per share	17.61	17.19	16.71	16.12	16.20	17.61	16.20
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.54	0.54

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine months ended

(Amounts in thousands, except per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24

Interest and dividends on securities:
Taxable	$35,975	$32,479	$29,381	$26,945	$25,963	$97,835	$72,511
Nontaxable	44	33	34	34	34	111	101
Interest and fees on loans	161,913	157,075	150,640	151,999	150,980	469,628	445,367
Interest on interest-bearing deposits and other investments	4,780	3,760	4,200	6,952	7,138	12,740	21,650
Total Interest Income	202,712	193,347	184,255	185,930	184,115	580,314	539,629

Interest on deposits	43,133	40,633	43,626	47,394	51,963	127,392	150,816
Interest on time certificates	16,341	15,120	14,973	16,726	19,002	46,434	54,051
Interest on borrowed money	9,770	10,730	7,139	6,006	6,485	27,639	18,595
Total Interest Expense	69,244	66,483	65,738	70,126	77,450	201,465	223,462

Net Interest Income	133,468	126,864	118,517	115,804	106,665	378,849	316,167
Provision for credit losses	8,371	4,379	9,250	3,699	6,273	22,000	12,559
Net Interest Income After Provision for Credit Losses	125,097	122,485	109,267	112,105	100,392	356,849	303,608

Noninterest income:
Service charges on deposit accounts	6,194	5,540	5,180	5,138	5,412	16,914	15,714
Wealth management income	4,578	4,196	4,248	4,019	3,843	13,022	11,149
Interchange income	2,008	1,895	1,807	1,860	1,911	5,710	5,739
Mortgage banking fees	517	685	404	326	485	1,606	1,448
Insurance agency income	1,481	1,289	1,620	1,151	1,399	4,390	4,045
BOLI income	3,875	3,380	2,468	2,627	2,578	9,723	7,438
Other	6,006	7,497	6,257	10,335	7,864	19,760	20,455
	24,659	24,482	21,984	25,456	23,492	71,125	65,988
Securities (losses) gains, net	(841)	39	196	(8,388)	187	(606)	372
Total Noninterest Income	23,818	24,521	22,180	17,068	23,679	70,519	66,360

Noninterest expense:
Salaries and wages	46,310	44,438	42,248	42,378	40,697	132,996	119,938
Employee benefits	7,387	8,106	8,861	6,548	6,955	24,354	21,705
Outsourced data processing costs	9,337	8,525	8,504	8,307	8,003	26,366	28,331
Occupancy	7,627	7,483	7,350	7,234	7,096	22,460	22,313
Furniture and equipment	2,233	2,125	2,128	2,004	2,060	6,486	6,027
Marketing	2,509	2,958	2,748	2,126	2,729	8,215	8,650
Legal and professional fees	1,674	2,071	2,740	2,807	2,708	6,485	6,841
FDIC assessments	2,414	2,108	2,194	2,274	1,882	6,716	6,171
Amortization of intangibles	6,005	5,131	5,309	5,587	6,002	16,445	18,297
Other real estate owned expense and net (gain) loss on sale	(346)	8	241	84	491	(97)	356
Provision for credit losses on unfunded commitments	150	150	150	250	250	450	751
Merger-related charges	10,808	2,422	1,051	—	—	14,281	—
Other	5,879	6,205	7,073	5,976	5,945	19,157	18,346
Total Noninterest Expense	101,987	91,730	90,597	85,575	84,818	284,314	257,726

Income Before Income Taxes	46,928	55,276	40,850	43,598	39,253	143,054	112,242
Provision for income taxes	10,461	12,589	9,386	9,513	8,602	32,436	25,341

Net Income	$36,467	$42,687	$31,464	$34,085	$30,651	$110,618	$86,901

Share Data
Net income per share of common stock
Diluted	$0.42	$0.50	$0.37	$0.40	$0.36	$1.28	$1.02
Basic	0.42	0.50	0.37	0.40	0.36	1.30	1.03
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.54	0.54

Average common shares outstanding
Diluted	87,425	85,479	85,388	85,302	85,069	86,154	84,915
Basic	86,619	84,903	84,648	84,510	84,434	85,398	84,319

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2025	2025	2025	2024	2024

Assets
Cash and due from banks	$173,954	$181,565	$191,467	$171,615	$182,743
Interest-bearing deposits with other banks	132,040	150,863	309,105	304,992	454,315
Total cash and cash equivalents	305,994	332,428	500,572	476,607	637,058

Time deposits with other banks	30,852	1,494	1,494	3,215	5,207

Debt Securities:
Securities available-for-sale (at fair value)	3,212,080	2,866,185	2,627,959	2,226,543	2,160,055
Securities held-to-maturity (at amortized cost)	598,604	613,312	624,650	635,186	646,050
Total debt securities	3,810,684	3,479,497	3,252,609	2,861,729	2,806,105

Loans held for sale	10,841	8,610	16,016	17,277	11,039

Loans	10,964,173	10,608,824	10,443,021	10,299,950	10,205,281
Less: Allowance for credit losses	(147,453)	(142,184)	(140,267)	(138,055)	(140,469)
Loans, net of allowance for credit losses	10,816,720	10,466,640	10,302,754	10,161,895	10,064,812

Bank premises and equipment, net	115,392	107,256	108,478	107,555	108,776
Other real estate owned	5,085	5,335	7,176	6,421	6,421
Goodwill	754,645	732,417	732,417	732,417	732,417
Other intangible assets, net	76,291	61,328	66,372	71,723	77,431
Bank owned life insurance	323,214	312,860	311,453	308,995	306,379
Net deferred tax assets	74,683	87,328	93,595	102,989	94,820
Other assets	352,503	349,762	339,549	325,485	317,906
Total Assets	$16,676,904	$15,944,955	$15,732,485	$15,176,308	$15,168,371

Liabilities
Deposits
Noninterest demand	$3,611,920	$3,376,941	$3,492,491	$3,352,372	$3,443,455
Interest-bearing demand	2,753,463	2,518,857	2,734,260	2,667,843	2,487,448
Savings	615,566	557,472	534,991	519,977	524,474
Money market	4,396,458	4,111,789	4,154,682	4,086,362	4,034,371
Time deposits	1,712,912	1,932,539	1,658,372	1,615,873	1,753,837
Total Deposits	13,090,319	12,497,598	12,574,796	12,242,427	12,243,585

Securities sold under agreements to repurchase	236,247	186,090	201,128	232,071	210,176
Federal Home Loan Bank borrowings	690,000	715,000	465,000	245,000	245,000
Long-term debt, net	107,464	107,298	107,132	106,966	106,800
Other liabilities	174,742	167,404	154,689	166,601	168,960
Total Liabilities	14,298,772	13,673,390	13,502,745	12,993,065	12,974,521

Shareholders' Equity
Common stock	8,864	8,673	8,633	8,628	8,614
Additional paid in capital	1,891,111	1,832,158	1,828,234	1,824,935	1,821,050
Retained earnings	590,384	569,833	542,665	526,642	508,036
Less: Treasury stock	(20,804)	(20,792)	(19,072)	(19,095)	(18,680)
	2,469,555	2,389,872	2,360,460	2,341,110	2,319,020
Accumulated other comprehensive loss, net	(91,423)	(118,307)	(130,720)	(157,867)	(125,170)
Total Shareholders' Equity	2,378,132	2,271,565	2,229,740	2,183,243	2,193,850
Total Liabilities & Shareholders' Equity	$16,676,904	$15,944,955	$15,732,485	$15,176,308	$15,168,371

Common shares outstanding	87,856	85,948	85,618	85,568	85,441

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24

Credit Analysis
Net charge-offs	$3,208	$2,462	$7,038	$6,113	$7,445
Net charge-offs to average loans	0.12%	0.09%	0.27%	0.24%	0.29%

Allowance for credit losses	$147,453	$142,184	$140,267	$138,055	$140,469

Non-acquired loans at end of period	$8,415,612	$8,071,619	$7,752,532	$7,452,175	$7,178,186
Acquired loans at end of period	2,548,561	2,537,205	2,690,489	2,847,775	3,027,095
Total Loans	$10,964,173	$10,608,824	$10,443,021	$10,299,950	$10,205,281

Total allowance for credit losses to total loans at end of period	1.34%	1.34%	1.34%	1.34%	1.38%
Purchase discount on acquired loans at end of period	3.86	4.10	4.25	4.30	4.48

End of Period
Nonperforming loans	$60,562	$64,198	$71,018	$92,446	$80,857
Other real estate owned	221	351	1,820	933	933
Properties previously used in bank operations included in other real estate owned	4,864	4,984	5,356	5,488	5,488
Total Nonperforming Assets	$65,647	$69,533	$78,194	$98,867	$87,278

Nonperforming Loans to Loans at End of Period	0.55%	0.61%	0.68%	0.90%	0.79%

Nonperforming Assets to Total Assets at End of Period	0.39	0.44	0.50	0.65	0.58

Loans	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Construction and land development	$616,475	$603,079	$618,493	$648,053	$595,753
Commercial real estate - owner occupied	1,898,704	1,778,930	1,713,579	1,686,629	1,676,814
Commercial real estate - non-owner occupied	3,766,541	3,624,528	3,513,400	3,503,808	3,573,076
Residential real estate	2,694,794	2,678,042	2,653,012	2,616,785	2,564,903
Commercial and financial	1,807,932	1,741,158	1,753,090	1,651,354	1,575,228
Consumer	179,727	183,087	191,447	193,321	219,507
Total Loans	$10,964,173	$10,608,824	$10,443,021	$10,299,950	$10,205,281

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	3Q'25			2Q'25			3Q'24
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$3,644,261	$35,975	3.92%	$3,364,825	$32,479	3.87%	$2,756,502	$25,963	3.75%
Nontaxable	6,752	54	3.17	5,321	40	3.02	5,701	42	2.93
Total Securities	3,651,013	36,029	3.92	3,370,146	32,519	3.87	2,762,203	26,005	3.75

Federal funds sold	258,779	2,896	4.44	183,268	2,041	4.47	433,423	5,906	5.42
Interest-bearing deposits with other banks and other investments	166,683	1,884	4.48	137,726	1,720	5.01	102,700	1,232	4.77

Total Loans, net[2]	10,805,143	162,341	5.96	10,558,997	157,499	5.98	10,128,822	151,282	5.94

Total Earning Assets	14,881,618	203,150	5.42	14,250,137	193,779	5.45	13,427,148	184,425	5.46

Allowance for credit losses	(144,051)			(141,442)			(141,974)
Cash and due from banks	166,884			152,562			167,103
Bank premises and equipment, net	114,719			108,206			109,699
Intangible assets	827,294			796,431			812,761
Bank owned life insurance	321,754			312,384			304,703
Other assets including deferred tax assets	317,799			322,916			317,406

Total Assets	$16,486,017			$15,801,194			$14,996,846

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,671,750	$10,623	1.58%	$2,622,944	$10,249	1.57%	$2,489,674	$12,905	2.06%
Savings	617,479	1,111	0.71	545,718	881	0.65	546,473	601	0.44
Money market	4,362,662	31,393	2.85	4,122,147	29,505	2.87	3,942,357	38,457	3.88
Time deposits	1,826,068	16,341	3.55	1,700,128	15,120	3.57	1,716,720	19,002	4.40
Securities sold under agreements to repurchase	224,328	1,359	2.40	185,977	1,214	2.62	241,083	2,044	3.37
Federal Home Loan Bank borrowings	637,826	6,703	4.17	724,231	7,803	4.32	237,935	2,549	4.26
Long-term debt, net	107,372	1,714	6.33	107,208	1,712	6.41	106,706	1,892	7.05

Total Interest-Bearing Liabilities	10,447,485	69,244	2.63	10,008,353	66,484	2.66	9,280,948	77,450	3.32

Noninterest demand	3,541,749			3,401,138			3,393,110
Other liabilities	151,550			139,495			154,344
Total Liabilities	14,140,784			13,548,986			12,828,402

Shareholders' equity	2,345,233			2,252,208			2,168,444

Total Liabilities & Equity	$16,486,017			$15,801,194			$14,996,846

Cost of deposits			1.81%			1.80%			2.34%
Cost of funds[3]			1.96%			1.99%			2.43%
Interest expense as a % of earning assets			1.85%			1.87%			2.29%
Net interest income as a % of earning assets		$133,906	3.57%		$127,295	3.58%		$106,975	3.17%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$3,362,823	$97,835	3.89%	$2,655,422	$72,511	3.65%
Nontaxable	5,841	136	3.11	5,677	123	2.89
Total Securities	3,368,664	97,971	3.89	2,661,099	72,634	3.65

Federal funds sold	235,825	7,882	4.47	438,089	17,929	5.47
Interest-bearing deposits with other banks and other investments	136,760	4,858	4.75	102,415	3,721	4.85

Total Loans, net[2]	10,584,090	470,812	5.95	10,056,466	446,108	5.93

Total Earning Assets	14,325,339	581,523	5.43	13,258,069	540,392	5.44

Allowance for credit losses	(141,285)			(145,579)
Cash and due from banks	159,428			167,424
Bank premises and equipment, net	110,548			110,929
Intangible assets	808,564			819,046
Bank owned life insurance	314,700			302,220
Other assets including deferred tax assets	320,985			330,898

Total Assets	$15,898,279			$14,843,007

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,666,794	$31,941	1.60%	$2,626,026	$43,117	2.19%
Savings	564,624	2,690	0.64	586,285	1,701	0.39
Money market	4,212,205	92,760	2.94	3,673,493	105,998	3.85
Time deposits	1,725,364	46,434	3.60	1,646,285	54,051	4.39
Securities sold under agreements to repurchase	203,943	3,930	2.58	289,181	7,806	3.61
Federal Home Loan Bank borrowings	582,565	18,584	4.27	163,468	5,101	4.17
Long-term debt, net	107,207	5,126	6.39	106,538	5,688	7.13

Total Interest-Bearing Liabilities	10,062,702	201,465	2.68	9,091,276	223,462	3.28

Noninterest demand	3,413,252			3,468,790
Other liabilities	151,036			148,000
Total Liabilities	13,626,990			12,708,066

Shareholders' equity	2,271,289			2,134,941

Total Liabilities & Equity	$15,898,279			$14,843,007

Cost of deposits			1.85%			2.28%
Cost of funds[3]			2.00%			2.38%
Interest expense as a % of earning assets			1.88%			2.25%
Net interest income as a % of earning assets		$380,058	3.55%		$316,930	3.19%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
[3]Total interest expense as a percentage of total interest-bearing liabilities and noninterest demand deposits.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2025	2025	2025	2024	2024

Customer Relationship Funding
Noninterest demand
Commercial	$2,933,228	$2,717,688	$2,830,497	$2,621,469	$2,731,564
Retail	508,204	509,539	536,661	502,967	509,527
Public funds	96,396	81,448	64,184	177,742	139,072
Other	74,092	68,266	61,149	50,194	63,292
Total Noninterest Demand	3,611,920	3,376,941	3,492,491	3,352,372	3,443,455

Interest-bearing demand
Commercial	1,586,997	1,466,184	1,520,186	1,467,508	1,426,920
Retail	976,318	838,340	881,282	881,236	874,043
Brokered	—	—	—	49,287	—
Public funds	190,148	214,333	332,792	269,812	186,485
Total Interest-Bearing Demand	2,753,463	2,518,857	2,734,260	2,667,843	2,487,448

Total transaction accounts
Commercial	4,520,225	4,183,872	4,350,683	4,088,977	4,158,484
Retail	1,484,522	1,347,879	1,417,943	1,384,203	1,383,570
Brokered	—	—	—	49,287	—
Public funds	286,544	295,781	396,976	447,554	325,557
Other	74,092	68,266	61,149	50,194	63,292
Total Transaction Accounts	6,365,383	5,895,798	6,226,751	6,020,215	5,930,903

Savings
Commercial	43,102	45,531	42,879	40,303	44,151
Retail	572,464	511,941	492,112	479,674	480,323
Total Savings	615,566	557,472	534,991	519,977	524,474

Money market
Commercial	2,303,584	2,073,098	1,999,540	1,947,250	1,953,851
Retail	1,898,375	1,853,398	1,967,239	1,925,330	1,887,975
Public funds	194,499	185,293	187,903	213,782	192,545
Total Money Market	4,396,458	4,111,789	4,154,682	4,086,362	4,034,371

Brokered time certificates	189,561	515,303	262,461	244,351	256,536
Time deposits	1,523,351	1,417,236	1,395,911	1,371,522	1,497,301
	1,712,912	1,932,539	1,658,372	1,615,873	1,753,837
Total Deposits	$13,090,319	$12,497,598	$12,574,796	$12,242,427	$12,243,585

Securities sold under agreements to repurchase	$236,247	$186,090	$201,128	$232,071	$210,176

Total customer funding[1]	$13,137,005	$12,168,385	$12,513,463	$12,180,860	$12,197,225

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24

Net Income	$36,467	$42,687	$31,464	$34,085	$30,651	$110,618	$86,901

Total noninterest income	23,818	24,521	22,180	17,068	23,679	70,519	66,360
Securities losses (gains), net	841	(39)	(196)	8,388	(187)	606	(372)
Total Adjustments to Noninterest Income	841	(39)	(196)	8,388	(187)	606	(372)
Total Adjusted Noninterest Income	24,659	24,482	21,984	25,456	23,492	71,125	65,988
Total noninterest expense	101,987	91,730	90,597	85,575	84,818	284,314	257,726
Merger-related charges	(10,808)	(2,422)	(1,051)	—	—	(14,281)	—
Business continuity expenses - hurricane events	—	—	—	(280)	—	—	—
Branch reductions and other expense initiatives	—	—	—	—	—	—	(7,094)
Total Adjustments to Noninterest Expense	(10,808)	(2,422)	(1,051)	(280)	—	(14,281)	(7,094)
Adjusted Noninterest Expense	91,179	89,308	89,546	85,295	84,818	270,033	250,632
Income Taxes	10,461	12,589	9,386	9,513	8,602	32,436	25,341
Tax effect of adjustments	2,952	604	217	2,197	(47)	3,773	1,703
Adjusted Income Taxes	13,413	13,193	9,603	11,710	8,555	36,209	27,044
Adjusted Net Income	$45,164	$44,466	$32,102	$40,556	$30,511	$121,732	$91,920

Earnings per diluted share, as reported	0.42	0.50	0.37	0.40	0.36	1.28	1.02
Adjusted Earnings per Diluted Share	$0.52	$0.52	$0.38	$0.48	$0.36	$1.41	$1.08
Average diluted shares outstanding	87,425	85,479	85,388	85,302	85,069	86,154	84,915

Adjusted Noninterest Expense	$91,179	$89,308	$89,546	$85,295	$84,818	$270,033	$250,632
Provision for credit losses on unfunded commitments	(150)	(150)	(150)	(250)	(250)	(450)	(751)
Other real estate owned expense and net gain (loss) on sale	346	(8)	(241)	(84)	(491)	97	(356)
Amortization of intangibles	(6,005)	(5,131)	(5,309)	(5,587)	(6,002)	(16,445)	(18,297)
Net Adjusted Noninterest Expense	85,370	84,019	83,846	79,374	78,075	253,235	231,228
Average tangible assets	$15,658,723	$15,004,763	$14,593,955	$14,397,331	$14,184,085	$15,089,715	$14,023,961
Net Adjusted Noninterest Expense to Average Tangible Assets	2.16%	2.25%	2.33%	2.19%	2.19%	2.24%	2.20%

Net Revenue	$157,286	$151,385	$140,697	$132,872	$130,344	$449,368	$382,527
Total Adjustments to Net Revenue	841	(39)	(196)	8,388	(187)	606	(372)
Impact of FTE adjustment	438	431	340	311	310	1,209	763
Adjusted Net Revenue on a fully taxable equivalent basis	$158,565	$151,777	$140,841	$141,571	$130,467	$451,183	$382,918
Adjusted Efficiency Ratio	53.84%	55.36%	59.53%	56.07%	59.84%	56.13%	60.39%

Net Interest Income	$133,468	$126,864	$118,517	$115,804	$106,665	$378,849	$316,167
Impact of FTE adjustment	438	431	340	311	310	1,209	763
Net Interest Income including FTE adjustment	133,906	127,295	118,857	116,115	106,975	380,058	316,930
Total noninterest income	23,818	24,521	22,180	17,068	23,679	70,519	66,360
Total noninterest expense less provision for credit losses on unfunded commitments	101,837	91,580	90,447	85,325	84,568	283,864	256,975
Pre-Tax Pre-Provision Earnings	55,887	60,236	50,590	47,858	46,086	166,713	126,315
Total Adjustments to Noninterest Income	841	(39)	(196)	8,388	(187)	606	(372)
Total Adjustments to Noninterest Expense including other real estate owned expense and net loss on sale	10,462	2,430	1,292	364	491	14,184	7,450
Adjusted Pre-Tax Pre-Provision Earnings	67,190	62,627	51,686	56,610	46,390	181,503	133,393

Average Assets	16,486,017	15,801,194	15,395,642	15,204,041	14,996,846	15,898,279	14,843,007
Less average goodwill and intangible assets	(827,294)	(796,431)	(801,687)	(806,710)	(812,761)	(808,564)	(819,046)
Average Tangible Assets	$15,658,723	$15,004,763	$14,593,955	$14,397,331	$14,184,085	$15,089,715	$14,023,961

Return on Average Assets (ROA)	0.88%	1.08%	0.83%	0.89%	0.81%	0.93%	0.78%
Impact of other adjustments for Adjusted Net Income	0.21	0.05	0.02	0.17	—	0.09	0.05

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Nine Months Ended

(Amounts in thousands, except per share data)	3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	3Q'25	3Q'24
Adjusted ROA	1.09%	1.13%	0.85%	1.06%	0.81%	1.02%	0.83%

ROA	0.88	1.08	0.83	0.89	0.81	0.93	0.78
Impact of removing average intangible assets and related amortization	0.16	0.16	0.15	0.17	0.18	0.16	0.18
Return on Average Tangible Assets (ROTA)	1.04	1.24	0.98	1.06	0.99	1.09	0.96
Impact of other adjustments for Adjusted Net Income	0.22	0.05	0.02	0.18	(0.01)	0.10	0.05
Adjusted ROTA	1.26%	1.29%	1.00%	1.24%	0.98%	1.19%	1.01%

Average Shareholders' Equity	$2,345,233	$2,252,208	$2,214,995	$2,203,052	$2,168,444	$2,271,289	$2,134,941
Less average goodwill and intangible assets	(827,294)	(796,431)	(801,687)	(806,710)	(812,761)	(808,564)	(819,046)
Average Tangible Equity	$1,517,939	$1,455,777	$1,413,308	$1,396,342	$1,355,683	$1,462,725	$1,315,895

Return on Average Shareholders' Equity	6.17%	7.60%	5.76%	6.16%	5.62%	6.51%	5.44%
Impact of removing average intangible assets and related amortization	4.53	5.22	4.41	4.74	4.69	4.72	4.77
Return on Average Tangible Common Equity (ROTCE)	10.70	12.82	10.17	10.90	10.31	11.23	10.21
Impact of other adjustments for Adjusted Net Income	2.28	0.49	0.18	1.84	(0.04)	1.02	0.51
Adjusted ROTCE	12.98%	13.31%	10.35%	12.74%	10.27%	12.25%	10.72%

Loan interest income[1]	$162,341	$157,499	$150,973	$152,303	$151,282	$470,812	$446,108
Accretion on acquired loans	(9,543)	(10,583)	(8,221)	(11,717)	(9,182)	(28,347)	(29,955)
Loan interest income excluding accretion on acquired loans[1]	$152,798	$146,916	$142,752	$140,586	$142,100	$442,465	$416,153

Yield on loans[1]	5.96%	5.98%	5.90%	5.93%	5.94%	5.95%	5.93%
Impact of accretion on acquired loans	(0.35)	(0.40)	(0.32)	(0.45)	(0.36)	(0.36)	(0.40)
Yield on loans excluding accretion on acquired loans[1]	5.61%	5.58%	5.58%	5.48%	5.58%	5.59%	5.53%

Net Interest Income[1]	$133,906	$127,295	$118,857	$116,115	$106,975	$380,058	$316,930
Accretion on acquired loans	(9,543)	(10,583)	(8,221)	(11,717)	(9,182)	(28,347)	(29,955)
Net interest income excluding accretion on acquired loans[1]	$124,363	$116,712	$110,636	$104,398	$97,793	$351,711	$286,975

Net Interest Margin[1]	3.57%	3.58%	3.48%	3.39%	3.17%	3.55%	3.19%
Impact of accretion on acquired loans	(0.25)	(0.29)	(0.24)	(0.34)	(0.27)	(0.27)	(0.30)
Net interest margin excluding accretion on acquired loans[1]	3.32%	3.29%	3.24%	3.05%	2.90%	3.28%	2.89%

Securities interest income[1]	$36,029	$32,519	$29,422	$26,986	$26,005	$97,971	$72,634
Tax equivalent adjustment on securities	(10)	(7)	(7)	(7)	(8)	(25)	(22)
Securities interest income excluding tax equivalent adjustment[1]	36,019	32,512	29,415	26,979	25,997	97,946	72,612

Loan interest income[1]	162,341	157,499	150,973	152,303	151,282	470,812	446,108
Tax equivalent adjustment on loans	(428)	(424)	(333)	(304)	(302)	(1,184)	(741)
Loan interest income excluding tax equivalent adjustment	161,913	157,075	150,640	151,999	150,980	469,628	445,367

Net Interest Income[1]	133,906	127,295	118,857	116,115	106,975	380,058	316,930
Tax equivalent adjustment on securities	(10)	(7)	(7)	(7)	(8)	(25)	(22)
Tax equivalent adjustment on loans	(428)	(424)	(333)	(304)	(302)	(1,184)	(741)
Net interest income excluding tax equivalent adjustment	$133,468	$126,864	$118,517	$115,804	$106,665	$378,849	$316,167

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.